UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORTLAND BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio	44410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

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Item 5.07 Submission of Matters to a Vote of Security Holders

The 2014 annual meeting of shareholders (the “Annual Meeting”) of Cortland Bancorp (the “Company”) was called to order on May 27, 2014 and then adjourned to a later date without any business being conducted. Shortly before the Annual Meeting was scheduled to commence, the Company learned that its transfer agent would be unable to provide accurate voting tabulation results for any of the proposals to be acted upon at the Annual Meeting. Although no official business was conducted at the meeting, management made a brief presentation of financial results and allowed time for shareholder questions. The Company will provide appropriate advance notice of the adjourned Annual Meeting, but the date of the rescheduled adjourned meeting has not yet been determined. The Company is in the process of selecting a new transfer agent.

The Securities and Exchange Commission (the “SEC”) issued a press release on May 28, 2014 reporting that the SEC filed a complaint against Illinois Stock Transfer Company, the Company’s transfer agent, for multiple violations of the SEC’s transfer agent rules. The SEC press release and complaint are available at the SEC’s web site (http://www.sec.gov/News/PressRelease/Detail/Press Release/1370541926263). United States District Court Judge Rebecca R. Pallmeyer for the Northern District of Illinois issued an order under seal on May 22, 2014 appointing a receiver for Illinois Stock Transfer Company. The judicial order was unsealed on May 28, 2014.

Item 7.01. Regulation FD Disclosure

Cortland Bancorp used the presentation materials furnished herewith at the Annual Meeting of Shareholders on Tuesday, May 27, 2014. A copy of the slide presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934. The information in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 except as otherwise expressly stated in such filing or document.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Company Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: May 29, 2014

Annual Shareholders' Meeting May 27, 2014
Chief Financial Officer David J. Lucido
Corporate Profile Corporate Profile
Condensed Statements of Income (Amounts in Thousands)
Balance Sheet Composition
Net Interest Margin
Credit Quality (Amounts in Thousands)
Capital Adequacy Capital Adequacy Prior year cushion $26.0 million $29.4 million $16.8 million + $0.6 million Cushion $27.9 million $30.1 million $17.4 million
First Quarter Results (Amounts in Thousands)
Focus Balance sheet management - Net Interest Margin - low rate environment; rising rate horizon Earnings - Fee based business: Wealth management Treasury management Asset Quality - Underwriting standards - still with intent to grow loans Capital - Retain earnings to achieve BASEL III capital standards - includes cushion for stress testing
President and Chief Executive Officer James M. Gasior
2013 Initiatives Managing NIM/Earnings Growth Continued Loan Growth Small Business Banking Initiative Develop the Retail Mortgage Origination Channel Execute Branch Strategies Improve Branch and Operational Efficiencies Enhance Capital Proactively Monitor Regulatory Compliance Capital Requirements
Growth Rates Growth Rates
Financial Performance Comparison
Challenges in 2014 Performance Pressure Points Continued Low Rate Environment Competition for Good Credit Meeting Expectations for Heightened Exam Scrutiny Managing Operating Efficiencies Attracting and Retaining the Right People